Exhibit 99.1

Tharimmune Announces 1-for-15 Reverse Stock Split

BRIDGEWATER, N.J., May 22, 2024 – Tharimmune, Inc. (Nasdaq: THAR) (“Tharimmune” or the “Company”), a clinical-stage biotechnology company developing a portfolio of therapeutic candidates for rare, inflammatory and oncologic conditions, announced today that it will effect a 1-for-15 reverse stock split of its issued and outstanding shares of common stock after the close of trading on The Nasdaq Capital Market (“Nasdaq”) on May 24, 2024. Tharimmune’s common stock will trade on a post-split basis when the market opens on May 28, 2024 under the existing trading symbol “THAR” and the new CUSIP number 432705309. The reverse stock split was approved by Tharimmune stockholders at the Annual Meeting of Stockholders held on May 14, 2024, with the final ratio determined by the Company’s Board of Directors.

As a result of the reverse stock split, every 15 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 785,978 shares of common stock issued and outstanding. In addition, a proportionate adjustment will be made to outstanding equity-based awards and other equity rights.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing; however, no assurance can be given that such reverse stock split will enable the Company to regain compliance with the Nasdaq minimum bid price requirement.

About Tharimmune, Inc.

Tharimmune, Inc. is a clinical-stage biotechnology company developing a portfolio of therapeutic candidates for rare, inflammatory, and oncologic diseases. The Company has acquired an exclusive worldwide license for a clinical-stage asset, known to suppress chronic, debilitating pruritis or “uncontrollable itching” in PBC, a rare and orphan liver disease with no known cure. The Company’s early-stage immuno-oncology pipeline includes novel multi-specific antibodies targeting unique epitopes with novel mechanisms of action against well-known, validated targets in multiple solid tumors,, including PD-1, HER2 and HER3. Tharimmune has a license agreement with OmniAb, Inc. to access the company’s antibody discovery technology platform against specified targets. For more information please visit: www.tharimmune.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding Tharimmune’s strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements. Factors that may cause such differences, include, but are not limited to, those discussed under Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic reports filed by the Company from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. Subsequent events and developments may cause the Company’s views to change; however, the Company does not undertake and specifically disclaims any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contacts:

Tharimmune, Inc.

ir@tharimmune.com

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614

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